4th Quarter 2025 Results Investor Presentation

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward- looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward- looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behaviors of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations and assumptions regarding credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeovers; the success and timing of our business strategies and plans; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and, except as required by law, the Company undertakes no obligation to update or revise forward-looking statements.

Ameris Profile Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Diversified and granular loan portfolio among geographies and product lines • Stable deposit base with 28.7% noninterest-bearing deposits • Experienced executive team with skills and leadership to continue to grow organically • Focus on shareholder value with 13% annualized tangible book value growth over the last five years Strong History of Earnings 2 Growth Focused $1.37 $1.27 $1.60 $1.54 $1.59 1.42% 1.36% 1.65% 1.56% 1.57% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 4Q24 1Q25 2Q25 3Q25 4Q25 Diluted EPS ROA $24.1 $24.5 $24.6 $25.1 $25.5 $38.59 $39.78 $41.32 $42.90 $44.18 $23.0 $23.3 $23.6 $23.9 $24.2 $24.5 $24.8 $25.1 $25.4 $25.7 $36.00 $38.00 $40.00 $42.00 $44.00 $46.00 4Q24 1Q25 2Q25 3Q25 4Q25 Earning Assets (Billions) Tangible Book Value per Share

Southeast Scarcity Value 3 1 – Census data obtained from S&P Global Market Intelligence 2 – Historical and projected population change from S&P Capital and Claritas Grey areas represent MSAs in the top 25% of projected population growth where Ameris has branches. (2) Top Southeast Market Share • Scarcity value in strong Southeast markets projected to grow faster than the national average(1) • #1 deposit market share in Atlanta for banks under $50 billion in assets • #2 deposit market share in Jacksonville for banks under $50 billion in assets • #1 deposit market share in Savannah for banks under $50 billion in assets • Increasing deposit market share by 1% in Atlanta, Jacksonville and Savannah (our top three markets) would be $3.7 billion of additional deposits Population Growth in our Markets Outpaces National Average Deposit market share according to the FDIC's Summary of Deposits as of June 30, 2025.

46.6% Efficiency Ratio 1.9x National Growth Markets(3) 1.62% Allowance for Credit Losses 13.2% CET1 Ratio(2) 13% 5-yr TBV(1) CAGR 14.5% ROTCE(1) 20% Fees to Revenue Disciplined and Focused Mgmt Team 11.4% TCE/TA Ratio(1) 28.7% NIB Deposits 3.85% Net Interest Margin 1.57% ROA 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 2 – Regulatory capital ratios are estimated for most recent period end 3 – Ameris Southeast Markets projected to grow approximately 1.9x the national average over the next five years per census data obtained from S&P Global Market Intelligence4 Why Ameris? Leading Industry Performance

23.69 25.27 26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 31.42 32.38 33.64 34.52 35.79 37.51 38.59 39.78 41.32 42.90 44.18 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Tangible Book Value/Share Delivering Shareholder Value Tangible Book Value Growth 5 • Management remains laser focused on growing shareholder value • Over the past five years, TBV(1) has grown by 13% annualized • TBV(1) increased $1.28 per share in 4Q25: • $1.38 from retained earnings • $0.04 from impact of AOCI • ($0.14) from all other, including share repurchases 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

1 – Regulatory capital ratios are estimated for most recent period end 2 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 3 – Growth rate calculated from comparable prior period 6 History of Consistent Performance 5 Year Performance Metrics 2021-2025 (5 Year) 2021 2022 2023 2024 2025 Average ROA 1.73% 1.47% 1.06% 1.38% 1.54% 1.43% ROTCE(2) 20.6% 17.8% 12.2% 14.4% 14.5% 15.9% Net Interest Margin 3.32% 3.76% 3.61% 3.56% 3.79% 3.61% Net Interest Income Growth(3) 2.8% 22.2% 4.2% 1.7% 10.3% 8.3% Efficiency Ratio 54.9% 51.7% 53.7% 53.2% 50.0% 52.7% Fees/Revenue 35.8% 26.2% 22.5% 25.7% 22.4% 26.5% NIB Deposits/Total Deposits 39.5% 40.7% 31.3% 29.9% 28.7% 34.1% CET1 Ratio(1) 10.5% 9.9% 11.2% 12.7% 13.2% 11.5% TCE Ratio(2) 8.0% 8.7% 9.6% 10.6% 11.4% 9.7% CRE Concentration 291% 292% 282% 268% 262% 279% Allowance for Credit Losses/Total Loans 1.06% 1.04% 1.52% 1.63% 1.62% 1.37% Net Charge Offs/Total Loans 0.04% 0.08% 0.25% 0.19% 0.18% 0.15%

4Q 2025 Operating Highlights 7 • Net income of $108.4 million, or $1.59 per diluted share • Return on average assets ("ROA") of 1.57% • Return on average tangible common equity(1) of 14.46% • Efficiency ratio improvement to of 46.59% • Net interest margin (TE) expansion of five bps to 3.85% for the fourth quarter of 2025 • Growth in net interest income of $7.3 million, or 12.2% annualized, from third quarter of 2025 • Loan growth of $255.1 million, or 4.8% annualized • Earning asset growth of $374.0 million, or 5.9% annualized • Tangible book value(1) growth of $1.28 per share, or 11.8% annualized, to $44.18 at December 31, 2025 • Share repurchases totaled $40.8 million or 563,798 shares of common stock in the quarter 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Full Year 2025 Operating Highlights 8 • Net income of $412.2 million, or $6.00 per diluted share • ROA of 1.54% • Return on average tangible common equity(1) of 14.51% • Net interest margin (TE) of 3.79% for the full year 2025 • Earning asset growth of $1.32 billion, or 5.5% • Total deposits increase of $653.5 million, or 3.0% • TCE ratio(1) of 11.37%, compared with 10.59% one year ago • Tangible book value(1) growth of $5.59 per share, or 14.5%, to $44.18 at December 31, 2025 • Allowance for loan losses of 1.62% of loans at December 31, 2025 • Decline in net charge-offs to 0.18% of average total loans 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Financial Highlights 9 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix (dollars in thousands, except per share data) 4Q25 3Q25 Change 4Q24 Change 2025 2024 Change Net Income $108,356 $106,029 2% $ 94,376 15% $ 412,154 $ 358,685 15% Adjusted Net Income(1) $108,848 $105,289 3% $ 95,078 14% $ 411,625 $ 346,640 19% Net Income Per Diluted Share $ 1.59 $ 1.54 3% $ 1.37 16% $ 6.00 $ 5.19 16% Adjusted Net Income Per Share(1) $ 1.59 $ 1.53 4% $ 1.38 15% $ 5.99 $ 5.02 19% Return on Assets 1.57% 1.56% 1% 1.42% 11% 1.54% 1.38% 11% Adjusted Return on Assets(1) 1.58% 1.55% 2% 1.43% 10% 1.53% 1.33% 15% Return on Equity 10.63% 10.61% 0% 10.09% 5% 10.52% 10.01% 5% Return on TCE(1) 14.46% 14.57% -1% 14.27% 1% 14.51% 14.41% 1% Adjusted Return on TCE(1) 14.53% 14.46% 0% 14.37% 1% 14.49% 13.93% 4% Efficiency Ratio 46.59% 49.19% -5% 52.26% -11% 50.00% 53.20% -6% Adjusted Efficiency Ratio(1) 46.54% 49.47% -6% 51.82% -10% 49.99% 53.88% -7% Net Interest Margin 3.85% 3.80% 1% 3.64% 6% 3.79% 3.56% 6% Quarter to Date Results Year To Date Results

Strong Net Interest Margin 10 • Net interest margin improved 5 bps to 3.85% in the fourth quarter of 2025 • Net interest income (TE) grew by $7.4 million in 4Q25 • Interest income (TE) increased $3.1 million • Interest expense decreased $4.3 million • Average earning assets increased 7.0% annualized Spread Income and Margin Interest Rate Sensitivity • Asset sensitivity continues near neutrality in preparation for further potential FOMC rate changes: • -0.1% asset sensitivity in -100bps • -0.1% asset sensitivity in -50bps • +0.2% asset sensitivity in +50bps • +0.5% asset sensitivity in +100bps • Approximately $12.5 billion of total loans reprice within one year through either maturities or floating rate indices $222.8 $222.8 $232.7 $238.9 $246.3 3.64% 3.73% 3.77% 3.80% 3.85% 3.50% 3.60% 3.70% 3.80% 3.90% 4.00% 4.10% $200.0 $210.0 $220.0 $230.0 $240.0 $250.0 4Q24 1Q25 2Q25 3Q25 4Q25 Net Interest Income (TE) (in millions) NIM

Diversified Revenue Stream 11 • Strong revenue base of net interest income from core banking division and lines of business • Additional noninterest revenue provided by our diversified lines of business Mortgage Banking Activity • Mortgage banking activity represented 10% of total revenue in 4Q25 • Gain on sale margin stable at 2.20% in 4Q25 Other Noninterest Income • Other Noninterest Income includes: • Service charges on deposit accounts • Fee income from equipment finance • Gain on sale of SBA loans • BOLI income Strong Revenue Stream 76% 78% 77% 76% 80% 13% 12% 13% 13% 10% 11% 10% 10% 11% 10% $291.7 $286.8 $301.7 $315.2 $308.1 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 4Q24 1Q25 2Q25 3Q25 4Q25 Revenue Sources (Tax-Equivalent) (in millions) Net Interest Income (TE) Mortgage Banking Activity Other Noninterest Income 2.40% 2.17% 2.22% 2.20% 2.20% 2.00% 2.10% 2.20% 2.30% 2.40% 2.50% 4Q24 1Q25 2Q25 3Q25 4Q25 Mortgage Gain on Sale Margin

Disciplined Expense Control Noninterest Expense and Efficiency Ratio Expense Highlights 12 • Management continues to deliver high performing operating efficiency • Efficiency ratio of 46.59% in 4Q25 • Positive operating leverage on margin expansion and lower noninterest expenses helped drive lower efficiency ratio • Improvement compared with 49.19% in 3Q25 and 52.26% in 4Q24 • Total expenses decreased $11.5 million in 4Q25 compared with 3Q25: • Core bank expenses decreased $10.6 million mostly due to lower incentive compensation, healthcare costs, and 401(k) expenses • Lines of business expenses decreased $900,000 mostly due to reduced loan servicing expenses related to recent MSR sales 52.26% 52.83% 51.63% 49.19% 46.59% 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 4Q24 1Q25 2Q25 3Q25 4Q25 Efficiency Ratio $110.6 $111.6 $111.9 $114.0 $103.4 $41.4 $39.4 $43.4 $40.6 $39.7 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 4Q24 1Q25 2Q25 3Q25 4Q25 Noninterest Expenses (in millions) Banking LOBs

Granular Core Deposit Base 13 Deposits by Product Type • Total deposits increased $147.9 million, or 2.6% annualized, during 4Q25: • Non-brokered, non-public fund deposits decreased $744.3 million • Seasonal inflows of public funds totaled $892.6 million • Brokered CDs decreased $403,000, and represent only 5% of total deposits • Noninterest-bearing deposits remained strong at 28.7% of total deposits • Granular deposit base with $45,732 average account size over approximately 489,000 accounts 4Q25 Highlights Deposits by Customer Deposit Type Balance (in 000s) % of Total Count Average per account NIB 6,426,145$ 28.7% 313,417 20,503$ NOW 4,130,070 18.5% 41,769 98,879 Checking (NIB/NOW) 10,556,215 47.2% 355,186 29,720 MMDA 7,561,533 33.8% 33,200 227,757 Savings 758,937 3.4% 62,630 12,118 CD 3,499,310 15.6% 38,267 91,445 Total 22,375,995$ 100% 489,283 45,732$ Consumer 34% Commercial 42% Public 19% Brokered 5% 4Q25

Capital Strength

Strong Capital Base



15.4%
12.7%
10.7%
15.6%
12.9%
11.0%
15.4%
13.0%
11.1%
15.1%
13.2%
11.4%
15.0%
13.2%
11.4%
4Q24
1Q25
2Q25
3Q25
4Q25
Leverage Ratio
CET1/Tier 1 Capital Ratio
Total Capital Ratio

Share Repurchase Plan

- Board authorized $200 million share repurchase program in October 2025, of which $159.2 million remains as of December 31, 2025
- Repurchased $40.8 million of common shares during 4Q25 and $77.1 million in the full year 2025

Capital Highlights

- The Company remains well capitalized
- TCE ratio of 11.4% and CET1 ratio of 13.2% are strong and above peer levels
- Minimal impact from unrealized gains/losses, as the bond portfolio has unrealized gains of $14.0 million
- Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet
- Redeemed $74 million of bank subordinated debt in September 2025 and $110 million of holding company subordinated debt in October 2025
- As of December 31, 2025, capital components included only common equity and approximately $134.3 million of trust preferred debt

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Capital ratios are estimated for most recent period end

Loan Diversification and Credit Quality

Diversified Loan Portfolio 4Q25 Loan Portfolio 16 • Loan portfolio is well diversified across loan types and geographies and managed by a seasoned credit staff • Portfolio is spread across over 158,000 loans with an average size of ~$136,000 • Asset quality metrics remain stable and better than historical averages • CRE and C&D concentrations were 262% and 43%, respectively, compared with 261% and 42%, respectively, at 3Q25 • Non-owner-occupied office loans totaled $1.37 billion at 4Q25, or 6.4% of total loans • Allowance for Credit Losses (ACL) on loans is 1.62% of total loans • Limited exposure to non-mortgage consumer loans and HELOCs Portfolio Highlights Agriculture 1% C&I 26% Municipal 2% Consumer 1% Investor CRE 25% OO CRE 8% Construction 7% Multi-Family 9% HELOC 2% SFR Mortgage 19% $21.5 Billion

Loan Balance Changes 4Q25 Loan Balance Changes 17 • Loan balances increased $255 million, or 4.8% annualized, during 4Q25 despite headwinds from over $500 million of Investor CRE and Multi-Family payoffs • 4Q25 production totaled $2.4 billion, exhibiting the highest production levels since 2022 • 16% increase from $2.1 billion in 3Q25 • 37% increase from $1.8 billion in 4Q24 (in millions) (1) C&I includes premium finance, mortgage warehouse, traditional C&I, CSVLI, and equipment finance Growth Highlights $87 $87 $75 $58 $24 $(37) $(39) $(60) $(40) $(20) $- $20 $40 $60 $80 $100 OO CRE Investor CRE Multi-Family Construction C&I (1) RE - RES Other

Allowance for Credit Losses 18 • The ACL on loans totaled $348.1 million, or 1.62%, at 4Q25 • During 4Q25, the Company recorded provision expense of $23.0 million, which included $6.3 million of provision on unfunded commitments due to strong 4Q25 production • The December economic forecasts used in the ACL model were equally weighted between the baseline and S2 adverse scenarios 4Q25 CECL Reserve Reserve Summary (in millions) (dollars in millions) 4Q25 Allowance Coverage Outstanding Balance ACL ACL % Gross Loans $21,513.5 $348.1 1.62% Unfunded Commitments $4,489.9 $53.3 1.19% 1.52% 1.55% 1.60% 1.60% 1.63% 1.67% 1.62% 1.62% 1.62% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $150 $175 $200 $225 $250 $275 $300 $325 $350 $375 $400 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 ACL - Loans ACL - Unfunded Commitments ACL on Loans / Total Loans

NPA / Charge-Off Trend 19 • The increase in NPAs in 4Q25 is primarily attributable to government guaranteed mortgages, which represent 35.5% of all NPAs • Net charge-offs totaled $13.8 million, or 0.26% annualized, in 4Q25 • Net charge-offs totaled $37.3 million, or 0.18%, in 2025 Credit Summary ($ in millions) 0.47% 0.44% 0.36% 0.40% 0.44% 0.42% 0.38% 0.32% 0.33% 0.35% 0.25% 0.30% 0.35% 0.40% 0.45% 0.50% 4Q24 1Q25 2Q25 3Q25 4Q25 Non-Performing Assets NPA / Total Assets NPA x GNMA / Total Assets 0.25% 0.19% 0.18% $- $10 $20 $30 $40 $50 $60 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 2023 2024 2025 Annual Net Charge-Offs Net Charge-offs NCO Ratio 0.17% 0.18% 0.14% 0.14% 0.26% $0 $2 $4 $6 $8 $10 $12 $14 $16 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 4Q24 1Q25 2Q25 3Q25 4Q25 Quarterly Net Charge-Offs Net Charge-offs NCO Ratio (Annualized)

Problem Loan Trends 20 • Total criticized loans (including special mention), excluding GNMA- guaranteed mortgage loans, increased $3.2 million, or 1.8%, in 4Q25 • Classified loans, excluding GNMA-guaranteed mortgage loans, increased approximately $747,000, or 0.5%, in 4Q25 • Nonperforming loans, excluding GNMA-guaranteed mortgage loans, increased $6.6 million, or 7.6%, in 4Q25 • The largest component of classified and nonperforming loans at 4Q25 was residential mortgages including government guaranteed Highlights (in millions) Note: Criticized, Classified and Nonperforming loan totals exclude GNMA-guaranteed loans. Ratios expressed as a percentage of total loans net of GNMA-backed mortgage loans. % Criticized ACL Coverage 190% Classified ACL Coverage 242% NPL ACL Coverage 374% 1.30% 1.09% 0.99% 0.85% 0.85% 0.77% 0.73% 0.68% 0.67% 0.67% 0.52% 0.49% 0.40% 0.41% 0.43% $0 $50 $100 $150 $200 $250 $300 4Q24 1Q25 2Q25 3Q25 4Q25 Criticized Loans Classified Loans Nonperforming Loans

Term Investor CRE • Past due investor CRE loans were 0.01% and NPLs were 0.00% at 4Q25 • Reserve for term investor CRE is $105.9 million, or 1.44% • Investor CRE portfolio is well diversified with over 80% of CRE loans located in MSAs in the Bank’s footprint, which exhibit population growth forecasts exceeding the national average 21 Highlights (1) Results based on stabilized term loans, or 63% of total Investor CRE loans Investor CRE Multi-Family $2,069 Office $1,316 Retail - Anchored $1,316 Retail - Non Anchored $981 Warehouse / Industrial $1,040 Hotel $407 All Other CRE $405 Investor CRE by Property Type GA $2,433 FL $2,610 SC $966 NC $672 All Other $853 Investor CRE by Property Location Investor CRE 25% Multi 9% (dollars in Millions) Outstanding $7.35 B Unfunded $0.18 B Total Committed Exposure $7.53 B Average Loan Size $4.34 M Allowance Coverage 1.44% PD Ratio 0.01% NPL Ratio 0.00% Criticized Ratio 0.57% Criticized ACL Coverage 251% Average LTV (1) 57% Average DSC (1) 1.59

Office Portfolio • There were no past due or nonperforming investor office loans at 4Q25 • Our reserve for investor office is $45.9 million, or 3.35% 22 Highlights (1) Results based on stabilized term loans, or 87% of term office loans Investor Office Construction $110.6 Investor CRE $1,257.8 Owner- Occupied $456.9 Total Office Portfolio by Loan Type Class A 52% Medical 18% Class B 29% Class C 1% Investor Office Portfolio by Property Class (dollars in Millions) Outstanding $1.37 B Unfunded $0.09 B Total Committed Exposure $1.45 B Average Loan Size $3.68 M Allowance Coverage 3.35% PD Ratio 0.00% NPL Ratio 0.00% Criticized Ratio 2.41% Criticized ACL Coverage 139% Average LTV (1) 58% Average DSC (1) 1.62 Class A & Medical (1) 70%

Appendix

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)

	Quarter to Date			Year to Date	
	4Q25	3Q25	4Q24	2025	2024
Net Income	$ 108,356	$ 106,029	$ 94,376	$ 412,154	$ 358,685
Adjustment items					
Gain on sale of MSR	1,127	(125)	(536)	660	(10,494)
Gain on conversion of Visa Class B-1 stock	-	-	-	-	(12,554)
Servicing right impairment	910	-	-	910	-
Gain on BOLI proceeds	(220)	(390)	-	(621)	(1,464)
FDIC special assessment	(1,136)	(318)	(559)	(1,454)	1,455
Natural disaster expenses	-	-	400	-	550
Loss on bank premises	-	-	1,203	-	1,203
Tax effect of adjustment items	(189)	93	(107)	(24)	4,166
After tax adjustment items	492	(740)	401	(529)	(17,138)
Tax expense attributable to BOLI restructuring	-	-	301	-	5,093
Adjusted Net Income	$ 108,848	$ 105,289	$ 95,078	$ 411,625	$ 346,640
Weighted average number of shares - diluted	68,328,365	68,665,669	69,128,946	68,705,914	69,061,832
Net income per diluted share	$ 1.59	$ 1.54	$ 1.37	$ 6.00	$ 5.19
Adjusted net income per diluted share	$ 1.59	$ 1.53	$ 1.38	$ 5.99	$ 5.02
Average assets	27,394,953	26,972,134	26,444,894	26,842,018	26,036,681
Return on average assets	1.57%	1.56%	1.42%	1.54%	1.38%
Adjusted return on average assets	1.58%	1.55%	1.43%	1.53%	1.33%
Average common equity	4,044,338	3,964,207	3,719,888	3,918,733	3,583,390
Average tangible common equity	2,971,985	2,887,961	2,631,452	2,840,493	2,488,588
Return on average common equity	10.63%	10.61%	10.09%	10.52%	10.01%
Return on average tangible common equity	14.46%	14.57%	14.27%	14.51%	14.41%
Adjusted return on average tangible common equity	14.53%	14.46%	14.37%	14.49%	13.93%

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Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date					Year to Date	
	4Q25	3Q25	2Q25	1Q25	4Q24	2025	2024
Adjusted Noninterest Expense							
Total noninterest expense	$ 143,090	$ 154,566	$ 155,260	$ 151,034	$ 151,949	$ 603,950	$ 607,794
Adjustment items:							
FDIC special assessment	1,136	318	138	(138)	559	1,454	(1,455)
Natural disaster expenses	-	-	-	-	(400)	-	(550)
Gain on sale of premises	-	-	-	-	(1,203)	-	(1,203)
Adjusted noninterest expense	$ 144,226	$ 154,884	$ 155,398	$ 150,896	$ 150,905	$ 605,404	$ 604,586
Total Revenue							
Net interest income	$ 245,307	$ 237,964	$ 231,813	$ 221,839	$ 221,821	$ 936,923	$ 849,190
Noninterest income	61,827	76,274	68,911	64,023	68,959	271,035	293,257
Total revenue	$ 307,134	$ 314,238	$ 300,724	$ 285,862	$ 290,780	$ 1,207,958	$ 1,142,447
Adjusted Total Revenue							
Net interest income (TE)	$ 246,287	$ 238,917	$ 232,741	$ 222,767	$ 222,773	$ 940,712	$ 853,020
Noninterest income	61,827	76,274	68,911	64,023	68,959	271,035	293,257
Total revenue (TE)	$ 308,114	$ 315,191	$ 301,652	$ 286,790	$ 291,732	$ 1,211,747	$ 1,146,277
Adjustment items:							
(Gain) loss on securities	(12)	(1,581)	-	(40)	16	(1,633)	(12,304)
Gain on BOLI proceeds	(220)	(390)	-	(11)	-	(621)	(1,464)
(Gain) loss on sale of mortgage servicing rights	1,127	(125)	(356)	14	(536)	660	(10,494)
Adjusted total revenue (TE)	$ 309,919	$ 313,095	$ 301,296	$ 286,753	$ 291,212	$ 1,211,063	$ 1,122,015
Efficiency ratio	46.59%	49.19%	51.63%	52.83%	52.26%	50.00%	53.20%
Adjusted efficiency ratio (TE)	46.54%	49.47%	51.58%	52.62%	51.82%	49.99%	53.88%

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26 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 Total shareholders' equity 4,076,028$ 4,016,701$ 3,917,678$ 3,823,802$ 3,751,522$ Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 54,824 58,703 62,582 66,658 70,761 Total tangible shareholders' equity 3,005,558$ 2,942,352$ 2,839,450$ 2,741,498$ 2,665,115$ Period end number of shares 68,022,316 68,587,742 68,711,043 68,910,924 69,068,609 Book value per share (period end) 59.92$ 58.56$ 57.02$ 55.49$ 54.32$ Tangible book value per share (period end) 44.18$ 42.90$ 41.32$ 39.78$ 38.59$ Total assets $ 27,515,879 $ 27,099,829 $ 26,680,153 $ 26,514,940 $ 26,262,050 Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 54,824 58,703 62,582 66,658 70,761 Total tangible assets 26,445,409$ 26,025,480$ 25,601,925$ 25,432,636$ 25,175,643$ Equity to Assets 14.81% 14.82% 14.68% 14.42% 14.28% Tangible Common Equity to Tangible Assets 11.37% 11.31% 11.09% 10.78% 10.59% Quarter to Date

27 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 2021 2022 2023 2024 2025 Return on Tangible Common Equity Net Income 376,913$ 346,540$ 269,105$ 358,685$ 412,154$ Average common equity 2,827,669 3,083,081 3,313,361 3,583,390 3,918,733 Average tangible common equity 1,826,433 1,947,222 2,200,883 2,488,588 2,840,493 Return on average common equity 13.3% 11.2% 8.1% 10.0% 10.5% Return on average tangible common equity 20.6% 17.8% 12.2% 14.4% 14.5% (dollars in thousands) 2021 2022 2023 2024 2025 Total shareholders' equity 2,966,451$ 3,197,400$ 3,426,747$ 3,751,522$ 4,076,028$ Less: Goodwill 1,012,620 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 125,938 106,194 87,949 70,761 54,824 Total tangible shareholders' equity 1,827,893$ 2,075,560$ 2,323,152$ 2,665,115$ 3,005,558$ Total assets $ 23,858,321 $ 25,053,286 $ 25,203,699 $ 26,262,050 $ 27,515,879 Less: Goodwill 1,012,620 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 125,938 106,194 87,949 70,761 54,824 Total tangible assets 22,719,763$ 23,931,446$ 24,100,104$ 25,175,643$ 26,445,409$ Equity to Assets 12.4% 12.8% 13.6% 14.3% 14.8% Tangible Common Equity to Tangible Assets 8.0% 8.7% 9.6% 10.6% 11.4%

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	As of 4Q25	3Q25	2Q25	1Q25	4Q24	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23
Total shareholders' equity	$ 4,076,028	$ 4,016,701	$ 3,917,678	$ 3,823,802	$ 3,751,522	$ 3,681,368	$ 3,566,614	$ 3,484,738	$ 3,426,747	$ 3,347,069	$ 3,284,630
Less:											
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	54,824	58,703	62,582	66,658	70,761	74,941	79,120	83,527	87,949	92,375	96,800
Total tangible shareholders' equity	$ 3,005,558	$ 2,942,352	$ 2,839,450	$ 2,741,498	$ 2,665,115	$ 2,590,781	$ 2,471,848	$ 2,385,565	$ 2,323,152	$ 2,239,048	$ 2,172,184
Period end number of shares	68,022,316	68,587,742	68,711,043	68,910,924	69,068,609	69,067,019	69,066,573	69,115,263	69,053,341	69,138,461	69,139,783
Book value per share (period end)	$ 59.92	$ 58.56	$ 57.02	$ 55.49	$ 54.32	$ 53.30	$ 51.64	$ 50.42	$ 49.62	$ 48.41	$ 47.51
Tangible book value per share (period end)	$ 44.18	$ 42.90	$ 41.32	$ 39.78	$ 38.59	$ 37.51	$ 35.79	$ 34.52	$ 33.64	$ 32.38	$ 31.42

	As of 1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
Total shareholders' equity	$ 3,253,195	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,007,159	$ 2,966,451	$ 2,900,770	$ 2,837,004	$ 2,757,596	$ 2,647,088
Less:										
Goodwill	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620	928,005	928,005	928,005	928,005
Other intangibles, net	101,488	106,194	110,903	115,613	120,757	125,938	60,396	63,783	67,848	71,974
Total tangible shareholders' equity	$ 2,136,061	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 1,864,057	$ 1,827,893	$ 1,912,369	$ 1,845,216	$ 1,761,743	$ 1,647,109
Period end number of shares	69,373,863	69,369,050	69,352,709	69,360,461	69,439,084	69,609,228	69,635,435	69,767,209	69,713,426	69,541,481
Book value per share (period end)	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 39.56	$ 38.06
Tangible book value per share (period end)	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 25.27	$ 23.69

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